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                                                                  EXHIBIT 23

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report included in this quarterly report on Form 10-Q for the quarter ended March 31, 1995 of Southern California Edison Company in the previously filed Registration Statements which follow:

      Registration Form        File No.           Effective Date
      -----------------        --------           --------------
          Form S-3             33-53288           November 6, 1992
          Form S-3             33-53290           November 6, 1992
          Form S-3             33-50251           September 21, 1993




                                        ARTHUR ANDERSEN LLP
                                        ARTHUR ANDERSEN LLP



Los Angeles, California
May 10, 1995